Exhibit 21.1

Essent Group Ltd.

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation/Formation

Essent Reinsurance Ltd. (1)	Bermuda
Essent Agency (Bermuda) Ltd. (2)	Bermuda
Essent Irish Intermediate Holdings Ltd. (1)	Republic of Ireland
Essent US Holdings, Inc. (3)	Delaware
CUW Solutions, LLC (4)	Delaware
EssentServices, LLC (4)	Delaware
Essent Treasury Services, LLC (4)	Delaware
EssentVentures, LLC (4)	Delaware
Essent Guaranty of PA, Inc. (4)	Pennsylvania
Essent Guaranty, Inc. (4)	Pennsylvania
Essent Solutions, LLC (5)	Delaware
Essent Title Holdings, Inc. (4)	Delaware
Agents National Title Holding Company (6)	Missouri
Agents National Title Insurance Company (7)	Missouri
Agents Exchange LLC (7)	Missouri
Agents University LLC (7)	Missouri
TitleNet Systems LLC (7)	Missouri
Boston National Holdings LLC (6)	Delaware
BNT Virtual Holdings LLC (8)	Delaware
Virtual Title LLC (9)	Texas
Ideal Title Agency LLC (10)	Florida
Ideal Escrow of California, Inc. (10)	California
Ideal Title of Texas LLC (10)	Texas
129 WT Charlotte LLC (8)	North Carolina
BNT Canyon LLC (8)	Florida
Boston National Title Agency LLC (8)	Florida
BNT of Alabama LLC (8)	Alabama
BNT Title Company of California (8)	California
BNT of Arizona LLC (11)	North Carolina
BNT of Kentucky LLC (8)	Kentucky
BNT of Arkansas LLC (8)	Arkansas
BNT of Texas LLC (8)	Texas
BNT of Utah LLC (8)	Utah
BNT of Oklahoma LLC (8)	North Carolina
BNT of Louisiana LLC (8)	Louisiana
BNT of New Mexico LLC (8)	North Carolina
BNT Escrow Services LLC (8)	North Carolina
The Closer LLC (8)	North Carolina

(1) 100% of common shares held by Essent Group Ltd.

(2) 100% of common shares held by Essent Reinsurance Ltd.

(3) 100% of common shares held by Essent Irish Intermediate Holdings Ltd.

(4) 100% of common shares or limited liability company interests held by Essent US Holdings Inc.

(5) 100% of limited liability company interests held by Essent Guaranty, Inc.

(6) 100% of common shares held by Essent Title Holdings, Inc.

(7) 100% of limited liability company interests held by Essent Title Holdings, Inc.

(8) 100% of limited liability company interests held by Boston National Holdings LLC

(9) 100% of limited liability company interests held by BNT Virtual Holdings LLC

(10) 51% of limited liability company interests held by BNT Virtual Holdings LLC

(11) 100% of limited liability company interests held by BNT Title Company of California